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                                                                   EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT


We consent to incorporation by reference in the Registration Statement on Form S-8 of Merrill Merchants Bancshares, Inc., of our report dated
January 11, 1999, on the consolidated statements of financial condition of Merrill Merchants Bancshares, Inc. and Subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended, which report appears in the December 31, 1998 Annual Report on Form 10-K of Merrill Merchants Bancshares, Inc.



Bangor, Maine
December 16, 1999